                                                                   EXHIBIT 99.j3

                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                                  ("THE FUNDS")

     I, Charles C. S. Park, Secretary of the above-referenced  corporations,  do hereby certify that the following is a true copy of certain  resolutions adopted by the Board of Directors of the  above-referenced  corporations on November 16,
2004, and that such  resolutions have not been rescinded or modified and are not inconsistent  with the  Certificate  of  Incorporation,  Declaration of Trust or
Bylaws of the corporations.

          WHEREAS,  Pursuant  to a  duly-executed  Power  of  Attorney,  certain
     officers  of  the  Funds  have  appointed  David  C.  Tucker,   Charles  A.
     Etherington,  David H. Reinmiller,  Charles C.S. Park, Janet A. Nash, Brian
     L. Brogan, Otis H. Cowan, Kathleen Gunja Nelson, and Christine J. Crossley,
     each of them  singly,  their true and lawful  attorneys-in-fact,  with full power of  substitution,  and with full  power to each,  for the  purpose of signing on their behalf registration  statements and other documents of the
     Funds for the purpose of  complying  with all laws  relating to the sale of securities of the Funds and to do all such things in their names and behalf in connection therewith.

          Such  attorneys-in-fact  may,  from  time  to  time,  sign  documents, including  registration  statements  and amendments  thereto,  on behalf of officers who have appointed them.

          RESOLVED,  that the board hereby authorizes such  attorneys-in-fact to sign the  documents of the Funds,  including  registration  statements  and amendments  thereto,  pursuant to the Powers of Attorney so executed by the officers of the Funds.

          IN  WITNESS  WHEREOF,  I have  hereunto  set my hand  this 16th day of
     November, 2004.

                                   /s/ Charles C. S. Park
                                   -----------------------------------
                                   Charles C. S. Park
                                   Secretary